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Exhibit 11. Statement re computation of per Share Earnings

THREE MONTHS ENDED JUNE 30, 2005

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BASIC EARNINGS PER SHARE:

Net Income                                           $903,387          =        $0.60
------------------------------------------------     -----------------
Weighted Average Number of Common Shares             1,507,069

DILUTED EARNINGS PER SHARE:

Net Income                                           $903,387          =        $903,387   =  $0.60
------------------------------------------------     -----------------          ---------
Weighted Average Number of Common Shares             1,507,069 + 8,169          1,515,238
Adjusted for Effect of Outstanding Options


SIX MONTHS ENDED JUNE 30, 2005

BASIC EARNINGS PER SHARE:

Net Income                                           $1,726,601        =        $1.15
------------------------------------------------     -----------------
Weighted Average Number of Common Shares             1,505,552


DILUTED EARNINGS PER SHARE:

Net Income                                           $1,726,601        =        $1,726,601 =  $1.14
------------------------------------------------     -----------------          ---------

Weighted Average Number of Common Shares             1,505,552 + 9,510          1,515,062
Adjusted for Effect of Outstanding Options
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